                                                                      EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                         Three Months Ended              Nine Months Ended
                                                            September 30                   September 30
                                                    ----------------------------    --------------------------
                                                          1996           1995            1996            1995
                                                    --------------  ------------    -------------  -----------
Earnings per common and common equivalent share
Net loss available to common and
  equivalent shares                                   $(2,495,918)  $(  206,060)     $(6,675,080)   $(  650,658)
                                                        =========     =========        =========      =========

Weighted average common shares
  outstanding                                           9,051,408     1,749,841        5,519,449      1,710,593
Adjustments
  Assumed issuance of shares purchased
    under stock option and stock purchase
    plans                                                  14,656             -           29,080              -
  Assumed exercise of warrants and other
    options                                                     -             -           15,626              -
  Assumed conversion of convertible debt                  211,283             -          280,506              -
  Assumed conversion of Class A Variable Rate
    Cumulative Convertible Preferred Stock                      -             -        2,768,152              -
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                      -             -                -         38,796
                                                        ---------     ---------        ---------      ---------

Total common and equivalent shares                      9,277,347     1,749,841        8,612,813      1,749,389
                                                        =========     =========        =========      =========
Loss per common and equivalent share
  after preferred dividends                           $(      .27)  $(      .12)     $(      .78)   $(      .37)
                                                        =========     =========        =========      =========


Fully diluted earnings per common and common equivalent share

Net loss available to common and
  equivalent share                                    $(2,495,918)  $(  206,060)     $(6,675,080)   $(  650,658)
                                                        =========     =========        =========      =========

Weighted average common shares
  outstanding                                           9,051,408     1,749,841        5,519,449      1,710,593
Adjustments
  Assumed issuance of shares purchased
    under stock option and stock purchase
    plans                                                  14,950             -           32,083              -
  Assumed exercise of warrants and other
    options                                                     -             -           19,394              -
  Assumed conversion of convertible debt                  211,523             -          294,729              -
  Assumed conversion of Class A Variable Rate
    Cumulative Convertible Preferred Stock                      -             -        2,768,152              -
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                      -             -                -         38,796
                                                        ---------     ---------        ---------      ---------

Total common and equivalent shares                      9,277,881     1,749,841        8,633,807      1,749,389
                                                        =========     =========        =========      =========

Loss per common and equivalent share
  after preferred dividends                           $(      .27)  $(      .12)     $(      .77)   $(      .37)
                                                        =========     =========        =========      =========
